Exhibit 10.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (herein, together with all Exhibits, ("Agreement") is entered in to as of October 2, 2003 by and between Pacific Realm, Inc., a Delaware corporation ("PRI") and AeroTelesis, Ltd., a British Virgin Island company ("ATL"), concerning the acquisition by PRI of AeroTelesis Philippines Inc., a British Virgin Islands company ("ATP") wholly owned by ATL.

         This Agreement sets forth the terms and conditions upon which ATP will merge with and into PRI (the "Merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of all outstanding shares of ATP ("ATP Shares") into 75,000,000 shares of voting $.001 par value common stock of PRI ("PRI Common Stock").

         In consideration of the mutual promises and covenants contained herein, ATP and PRI agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

         "ATP Shareholder" shall mean ATL, the sole shareholder of ATP as of the date of closing.

         "ATP Shares" shall mean the shares of ATP common stock, par value $1.00, to be exchanged tax free for shares of PRI common stock to be issued to the ATP Shareholder.

         "Closing Date" shall mean the date upon which the reorganization shall have occurred in accordance with the terms and conditions set forth herein.

         "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

         "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with ATP, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "GAAP" means generally accepted accounting principles, as the term is defined by the American Institute of Certified Public Accountants under the first standard of reporting under its generally accepted accounting standards.

         "Knowledge" of ATP of or with respect to any matter means that any of the managers of ATP has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and "Knowledge" of PRI of or with respect to any matter means that any of the executive officers, directors, or senior managers of PRI has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule regulation, order, technical or other standard requirement, judgment or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including judgments.

         "Lien" means any security agreement, financing statement filed with any governmental authority, conditional sale statement filed with any governmental authority, conditional sale or other title retention agreement, any lease consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, casement, rights of way, restrictive covenants leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

         "Reorganization" shall mean the acquisition by PRI of the ATP Shares in exchange for the PRI Shares as further defined herein.

         "PRI Shares" shall mean the Shares of the Common Stock of PRI to be issued to the ATP Shareholder.

                                    ARTICLE 2
                                     MERGER


     Section 2.1 PLAN AND AGREEMENT OF REORGANIZATION. A plan of reorganization is hereby adopted to as follows:

                  A. Subject to the terms and conditions hereinafter set forth, on the Closing Date, and in the manner hereinafter proved, (i) the ATP Shareholder shall exchange tax free the ATP Shares for the PRI Shares in the amounts set forth herein; ATP shall become a wholly-owned subsidiary of PRI and PRI shall be the sole shareholder of ATP.

                  B. PRI, ATL and ATP, respectively, shall take, or cause to be taken, such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. Such action shall include, but not be limited to, the filing of Articles of Merger with the Delaware Secretary of State and British Virgin Islands Secretary of State. In the event that after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest PRI or the ATP Shareholder with full title to the securities to be exchanged hereby, the officers and directors of PRI or the ATP Shareholder, as the case may be, shall take all such necessary action.

         Section 2.2 EFFECTIVE DATE OF THE REORGANIZATION FOR ACCOUNTING PURPOSES. The transactions contemplated by this Agreement shall be effective for accounting purposes and for all other purposes as mutually agreed by the parties hereto and to the extent permissible by law.

         Section 2.3 CONSIDERATION AND BASIS OF EXCHANGE OF SHARES. The manner and basis of exchanging the ATP Shares for the Common Shares of PRI shall be as follows:

                  A. On the Closing Date, the ATP  Shareholder  shall deliver to
PRI certificates aggregating all ATP Shares, or 100% of the issued and outstanding ATP Shares, duly endorsed in favor of PRI with signatures guaranteed; the ATP Shareholder, in exchange for the ATP Shares held of record on the Closing Date, an aggregate of 75,000,000 PRI Shares. The ATP Shareholder and PRI agree that the ATP Shares and the PRI Shares exchanged hereby shall be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act") and all certificates issued under this Agreement shall bear an appropriate legend to such effect. ATP will have received the necessary approval of the ATP Shareholder to this transaction. All parties will have received the approval of their respective boards of directors to enter into this transaction.

                  B. As additional consideration for the PRI Shares to be issued to ATL, the parties hereto agree that PRI shall have the right of first refusal for the period of ten years to acquire such other wholly-owned subsidiaries, representing additional country accounts, as ATL shall in the future desire to sell, on such terms and conditions as PRI and ATL shall mutually agree. PRI shall change its name at Closing to AeroTelesis Inc. ("AIC"). ATL shall assign the right to use the name "AeroTelesis" to PRI. ATL shall also assign the right to utilize its website and other promotional materials (such as company profiles, company fliers, and so on) since PRI will become known as "AeroTelesis". If appropriate, ATL may change it's company name so that there is clear distinction between the newly named AIC and ATL.

                  C. At Closing, The PRI Board of Directors will appoint members of ATL and/or ATP to serve as additional directors of PRI. The names of these individuals will be provided by ATL upon the Closing or shortly thereafter.

                  Section 2.4 CLOSING. Closing of this Agreement shall be held on or before October 2, 2003 (the "Closing Date") at the offices of ATL, or such other place as the parties may mutually agree. The parties shall exchange such other documents and take such other actions as may be necessary or appropriate for completing the transactions contemplated by the Agreement.

                  Section 2.5 MECHANICS FOR CLOSING MERGER. Upon the approval of the ATP Shareholder, the executed Articles of Merger shall be filed with the Delaware Secretary of State and the designated authority in the British Virgin Islands. Furthermore, ATP will notify the designated authority in the British Virgin Islands that its sole shareholder is PRI and not ATL.


                  Section 2.6 FURTHER ASSURANCES. At or after Closing, ATP, at the request of PRI, shall promptly execute and deliver, or cause to be delivered, to PRI all such documents and instruments, in form and substance satisfactory to PRI, as PRI reasonably may request in order to carry out or evidence the terms of this Agreement.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF ATP

         ATP represents and warrants to PRI, as of the date of this Agreement and as of the Closing, as follows:

         Section 3.1 ORGANIZATION AND QUALIFICATION OF ATP. ATP is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. ATP has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and property now owned or leased or operated by it. ATP is qualified to transact business in those jurisdictions wherein its business requires such action.

         Section 3.2 AUTHORITY. ATP has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by ATP has been duly and validly executed and delivered by ATP, and is a valid and binding obligation of ATP, enforceable against ATP in accordance with its terms.

         Section 3.3 OWNERSHIP AND SHAREHOLDERS OF ATP. The ATP Shareholder is the sole shareholder of ATP, and owns all of the issued and outstanding shares of ATP common stock, beneficially and of record, free and clear of all liens. The ATP Shares are not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents or ownership hereof. There are not, and will not at Closing, be more than one shareholder of ATP.

         Section  3.4   SUBSIDIARIES.   ATP  has  one  subsidiary:   AeroTelesis
Philippines, Inc., a Nevada corporation. At Closing, ATP will assign its ownership in its subsidiary to PRI.

         Section 3.5 NO CONFLICTS; REQUIRED CONSENT. The execution, delivery, and performance by ATP of this Agreement will not: (i) conflict with or violate any provision of the articles or certificate of incorporation of ATP; (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the ATP Interests or any of the assets or properties owned or leased by ATP; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or other person.

         Section 3.6 LITIGATION. There is no litigation pending or, to ATP's knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against ATP or its operations, except as described in
Exhibit 3.6 attached hereto and incorporated herein by this reference, nor, to ATP's knowledge, is there any basis for any such litigation.

         Section 3.7 COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. Conduct by ATP of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of ATP, proposed to become effective; and ATP has received no notice of any violation by ATP, proposed to become effective; and ATP has received no notice of any violation by ATP of any Legal Requirements applicable to ATP or its activities as currently conducted; and ATP knows of no basis for the allegation of any such violation.

         Section 3.8 FINANCIAL STATEMENTS. ATP will deliver to PRI the audited balance sheet and statements of operations of ATP as of September 30, 2003 as well as any other interim periods as determined by PRI's auditors. The financial statements will be prepared in accordance with United States GAAP and present fairly the financial position of ATP as of the date indicated and the results of operations of ATP for the period ended September 30, 2003. The cost of said audits and interim reviewed statements shall be borne by ATP. The parties hereto agree that as part of this transaction, PRI must file a Form 8-K with the Securities and Exchange Commission that contains audited and pro forma financial statements of ATP and that failure to file this report on a timely basis could result in the de-listing of PRI's stock as well as the Securities and Exchange Commission taking action against PRI for its failure. Therefore, in the preparation of the audits and any interim financial statements, time is of the essence. Failure to have these reports ready for timely filing is ground for rescission of this Agreement.

         Section 3.9 LIABILITIES. ATP has no liabilities or obligations, whether absolute, accrued, contingent, or otherwise, that are not reflected in the Balance Sheet or non-delinquent obligations for ordinary and recurring expenses, including expenses occurring in the ordinary course of business of ATP since the date of the Balance Sheet. Attached as Exhibit 3.9 is a list of all accounts payable of ATP.

         Section 3.10 TAX RETURNS AND PAYMENTS. ATP has timely paid all taxes, including all federal and state payroll taxes that have become due and payable, whether or not shown on such tax returns. ATP has filed all federal, state and local tax returns as the same became due. ATP has not received any notice of, nor does ATP have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to ATP, and there are no outstanding agreements or waivers by or with respect to ATP, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period.

         Section 3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of Balance Sheet there has not occurred:

         (a) any material and adverse change in the financial condition or operations of ATP;

         (b) any damage, destruction or loss to or of any of the material assets of properties owned or leased by ATP;

         (c) the creation or attachment of any Lien against the ATP Interests;

         (d) any waiver, release, discharge, transfer, or cancellation by ATP of any rights or claims of material value;

         (e)  any  issuance  by  ATP  of  any  securities,   or  any  merger  or
consolidation of ATP with any other Person, or any acquisition by ATP of the business of any other Person;

         (f) any incurrence, assumption or guarantee by ATP of any indebtedness or liability;

         (g) any declaration, setting aside or payment by ATP of any dividends on, or any other distribution with respect to, any capital stock of ATP or any repurchase, redemption, or other acquisition of any capital stock of ATP;

         (h) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of ATP, except in the ordinary course of the administration of ATP, or (B) any increase in the compensation payable to any employee of ATP; or

         (i) the entry by ATP into any Contract to do any of the foregoing.

         Section 3.12 MATERIAL ATP CONTRACTS. As of the date of this Plan of Reorganization, ATP does not have, except as discussed in Exhibit 3.12, (i) contracts evidence or evidencing or relating to any liabilities or obligations of ATP, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien or against any properties or assets owned or leased by ATP; (ii) joint venture or partnership Contracts between ATP and any other person; (iii) Contracts limiting the freedom of ATP to engage in or to complete in any activity, or to use or disclose any information in its possession; (iv) any guarantees of indebtedness for any other entity; and (v) any other Contracts to which ATP is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth on other Exhibits hereto, which in aggregate contemplate payments to or by ATP exceeding $50,000 in any twelve-month period (collectively herein as the "Material ATP Contract"). ATP has delivered to PRI true and complete copies of each of the Material ATP Contracts, including any amendments thereto (or, in the case or oral Material ATP Contracts, a memorandum of such contract) and all Material ATP Contracts are valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than ATP, and ATP has fulfilled when due, or has taken all action necessary to enable it to fulfill when due all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving notice, or the election of any person other then ATP, or any combination thereof) by ATP, nor, to the knowledge of ATP, has there occurred any default (without regard to lapse of time, the giving of notice, or the election of ATP, or any combination thereof) by any other person, under any of the Material ATP Contracts; and (iii) neither ATP nor, to the knowledge of ATP, any other person is in arrears in the performance or satisfaction of its obligation under any of the Material ATP Contracts, and no waiver has been granted by any of the parties thereto.

         Section  3.13  REAL   PROPERTY.   As  of  the  date  of  this  Plan  of
Reorganization, ATP does not own any real property.

         Section 3.14 EMPLOYEES. As of the date of this Plan of Reorganization, ATP has no employees. ATL and PRI shall enter into a separate management agreement wherein PRI shall have access to ATL's and ATP's staff and personnel in order to operate the business of ATP.

         Section 3.15 BOOKS AND RECORDS. All of the books, records and accounts of ATP are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. ATP has previously delivered to PRI true and complete copies of all the minutes and meetings and all other corporate actions of the officers, directors and shareholders of ATP since the date of its incorporation.

         Section 3.16 BANK ACCOUNTS. Exhibit 3.16 sets forth all bank accounts, brokerage accounts, and safe deposit boxes of any kind maintained by ATP and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them.

         Section 3.17 CHANGES IN CIRCUMSTANCES. ATP has no knowledge of (i) any current or future condition or state of facts of circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of ATP, or (ii) any Legal Requirements currently in effect from which ATP currently is, or any currently proposed Legal Requirements from which ATP would be, except by reason of any "grandfather" clauses of provisions contained therein, but which would be applicable to PRI following closing.

         Section 3.18 ACCURACY OF INFORMATION. None of the written information and documents which have been or will be furnished by ATP or any representatives of ATP to PRI or any of the representatives of PRI in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of ATP, ATP has disclosed to PRI as the purchaser of ATP Interests all material information relating to ATP and its activities as currently conducted.

         Section 3.19 INVESTMENT. The ATP Shareholder is acquiring PRI Common Stock for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities Legal Requirements.

         Section 3.20 COMPLIANCE WITH ERISA. ATP does not maintain or contribute to any Plan other than as set forth in Schedule 3.20. ATP and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         Section 3.21      ENVIRONMENTAL MATTERS.

                  (a) ATP has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of ATP. ATP is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of ATP.

                  (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by ATP or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

                  (c) To the best of ATP's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of ATP and no property now or previously owned, leased or used by ATP is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                  (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by ATP and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which ATP would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                  (e) Neither ATP nor, to the best knowledge of ATP, any previous owner, tenant, occupant or user of any property owned, leased or used by ATP has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of ATP have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of ATP, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

         Section 3.22 FRANCHISES, PATENTS, COPYRIGHTS, ETC. Schedule 3.22 sets forth an accurate and complete list of all franchises, patents, copyrights, trademarks, trade names, trademark registrations, service names, service marks, licenses, formulas and applications therefor owned by ATP or used or required by ATP in the operation of its business, title to each of which is, except as set forth in Schedule 3.22 hereto, held by ATP free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.22, ATP owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle ATP to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that ATP's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of ATP or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and ATP is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in
Schedule 3.22, ATP has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. ATP's proprietary rights are adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         Section 3.23 NO MATERIALLY ADVERSE CONTRACTS, ETC. ATP is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of ATP. ATP is not a party to any contract or agreement that has or is expected, in the judgment of ATP's officers, to have any materially adverse effect on the business of ATP.

         Section 3.24 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. ATP is not in violation of any provision of its certificate of incorporation, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of ATP.

         Section 3.25 ABSENCE OF UCC FINANCING STATEMENTS, ETC. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

         Section 3.26 CERTAIN TRANSACTIONS. Except as set forth in Schedule 3.26, none of the officers, trustees, directors, or employees of ATP is presently a party to any transaction with ATP, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of ATP, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 3.27 FEES/COMMISSIONS. Except as set forth in Schedule 3.27 hereto, ATP has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any Person with respect to the transactions contemplated hereunder.

         Section 3.28 OTHER REPRESENTATIONS AND WARRANTIES. All representations, warranties, and covenants made by ATP and ATL in connection with this transaction are true and correct in all material respects, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF PRI

         PRI represents and warrants to ATP, as of the date of this Agreement and as of Closing, as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION OF PRI. PRI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. PRI is duly qualified to do business as a foreign corporation in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

         Section 4.2 AUTHORITY. PRI has all requisite corporation and authority to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by PRI have been duly and validly authorized by all necessary action on the part of PRI. This Agreement has been duly and validly executed and delivered by PRI and is the valid and binding obligation of PRI, enforceable against PRI in accordance with its terms.

         Section 4.3 NO CONFLICTS; REQUIRED CONSENTS. The execution, delivery and performance by PRI of this Agreement does not and will not: (i) conflict with or violate any provisions of the articles of certificate of incorporation or bylaws of PRI; (ii) violate any provisions of any Legal Requirements; or
(iii) conflict with, violate result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, and Contract or Lien to which PRI is a party or by which PRI or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval or authorization, report or other document with, any Governmental Authority or other person.

         Section 4.4 VALIDITY AND OWNERSHIP OF PRI COMMON STOCK. The PRI Common Stock received by the ATP Shareholder at Closing will be validly issued and outstanding, duly paid and nonassessable. The PRI Common Stock will not be subject to, nor bound or affected by, any proxies, voting agreements, or other restrictions on the ownership thereof.

         Section 4.5 OWNERSHIP AND NUMBER OF SHARES OF PRI COMMON STOCK. The shareholders' list attached hereto as Exhibit 4.5 accurately reflects the currently issued and outstanding shares of PRI Common Stock currently outstanding. There are not, and will not at Closing, be more than 5,474,826 outstanding shares of PRI Common Stock.

         Section 4.6 SUBSIDIARIES. PRI does not control or hold direct or indirect equity interest in, or hold rights to control or acquire direct or indirect equity interests in, any corporation.

         Section 4.7 CAPITALIZATION OF PRI. The authorized capital stock of PRI consists of 200,000,000 duly authorized shares of common stock $.00008 per share par value, of which 5,474,826 are validly issued and outstanding, fully paid and nonassessable and a total of 2,000,000 shares of preferred stock authorized, par value $.001, with no shares of preferred stock issued and outstanding. There are no other authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights or any kind issued or granted by, or binding upon, PRI to purchase or otherwise acquire any securities of or equity interest in PRI.

         Section 4.8 LITIGATION. There is no litigation pending or, to PRI's knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against PRI or its operations, nor, to PRI's knowledge, is there any basis for any such litigation.

         Section 4.9 LIABILITIES. Except as disclosed in Exhibit 4.9, PRI has no liabilities or obligations, whether absolute, accrued, contingent, or otherwise that have not been disclosed to ATP.

         Section 4.10 TAX RETURNS AND PAYMENTS. Except as disclosed in Schedule 4.10, PRI has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. PRI has not received any notice of, nor does PRI have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to PRI, and there are no outstanding agreements or waivers by or with respect to PRI, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period. PRI makes no representation or warranty concerning whether or not its net operating loss carryforwards will be available for use by ATP following this transaction.

         Section 4.11 BOOKS AND RECORDS. All of the books, records and accounts of PRI are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. PRI has previously delivered to ATP the complete stock record book of PRI and true and complete copies of all the minutes and meetings and all other corporate actions of the stockholders, Board of Directors and committees of the Board of Directors of PRI since the date of its incorporation.

         Section 4.12 ACCURACY OF INFORMATION. None of the written information and documents which have been or will be furnished by PRI or any representatives of PRI to ATP or any of the representatives of ATP in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of PRI, PRI has disclosed to ATP as the purchaser of PRI common stock all material information relating to PRI and its activities.

         Section 4.13 REPORTING COMPANY. PRI is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has a class of securities registered under the 1934 Act. PRI agrees to continue to prepare and file its periodic reports under the 1934 Act.

                                    ARTICLE 5
                            COVENANTS OF ATP AND PRI

         Section 5.1 AFFIRMATIVE COVENANTS OF ATP. Except as PRI may otherwise consent in writing, between the date of this Agreement and Closing, ATP shall:

         (a) conduct its business only in the usual, regular and ordinary course and in accordance with past practices;

         (b) (1) duly comply with all applicable Legal Requirements; (2) perform all of its obligations under all ATP Contacts without default; and (3) maintain its books, records, and accounts on a basis consistent with past practices;

         (c) (1) give to PRI its counsel, accountants and other representatives reasonable access during normal business hours to the premises of ATP, all of the assets and properties owned or leased by ATP, ATP's books and records, and ATP's personnel; (2) furnish to PRI and such representatives all such additional documents (certified by an officer of ATP, if requested), financial information and other information as ATP may from time to time reasonably request and (3) cause ATP's accountants to permit PRI and its accountants to examine the records and working papers pertaining to ATP's financial statements' provided that no investigation by PRI of its representatives will affect or limit the scope of any of the representations and warranties of ATP herein or in any other related document;

         (d) use of best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by ATP in order to consummate the transactions contemplated hereby and deliver to PRI copies, satisfactory in form and substance to PRI, of such approvals and consents;

         (e) promptly deliver to PRI true and complete copies of all monthly and quarterly financial statements of ATP and any reports with respect to the activities of ATP which are prepared by or for ATP at any time from the date hereof until Closing; and

         (f) promptly notify PRI of any circumstances, event or action, by ATP or otherwise, (A) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of ATP in this Agreement or in any Transaction Documents not being true and correct in all material respects.

         Section 5.2 NEGATIVE COVENANTS OF ATP. Except as PRI may otherwise consent in writing, between the date of this Agreement and Closing, ATP shall not:

         (a) change the character of its business;

         (b) incur any liability or obligation or enter into any Contract except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

         (c) incur, assume or guarantee any indebtedness or liability in respect of borrowed money;

         (d) make any capital expenditure or commitment for capital expenditure exceeding $5,000 for a single project or $10,000 for all projects, whether or not in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

         (e) modify, terminate, or abrogate any Material ATP Contact other than in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

         (f) create or permit the creation or attachment of any Lien against any of the assets or properties owned or leased by it;

         (g) except as otherwise required by this Agreement, prepay any material liabilities or obligations;

         (h) issue any securities, or merge or consolidate with any other person or acquire any of the securities, partnership or joint venture interests, or business of any other person;

         (i) declare, set aside or pay any dividends on, or make any other distribution with respect to, any of its capital stock, or repurchase, redeem, or otherwise acquire any of its capital stock; and

         (j) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

         Section 5.3 COVENANTS OF PRI. Except as ATP may otherwise agree in writing, between the date of this Agreement and Closing, PRI shall:

         (a) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by PRI in order to consummate the transaction contemplated hereby and deliver to ATP copies, satisfactory in form and substance to ATP, of such approvals and consents;

         (b) promptly notify ATP of any circumstance, event or action, by PRI or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of ATP in this Agreement or in any Transaction Document not being true and correct in all material respects;

         (c) undertake all other actions necessary to put into force and effect this Agreement.

         Section 5.4 JOINT UNDERTAKINGS. Each of PRI and ATP shall cooperate and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit Closing to take place on the date provided herein and to raise the satisfaction of conditions to Closing set forth in Article 6. Both parties hereto agree that they will use their best efforts to cause a Form 8-K to be filed with the Securities and Exchange Commission concerning this transaction which Form 8-K will require audited financial statements for ATP and pro forma financial information for the companies as merger.

         Section 5.5 CONFIDENTIALITY.

         (a) Any non-public information that PRI may obtain from ATP in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, PRI shall not disclose any such information to any third party (other than its directors, officers and employees and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of ATP; provided that (i) PRI may use and disclose any such information once it has been publicly disclosed (other than by PRI in breach of its obligations under this Section) or which rightfully has come into the possession of PRI (other than from ATP) and (ii) to the extent that PRI may become complied by Legal Requirements to disclose any of such information, PRI may disclose such information if it shall have used all reasonable efforts, and shall have afforded ATP the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment for the protective order, or other satisfactory assurance of confidential treatment, for the information compelling to be disclosed. In the event of termination of this Agreement, PRI shall use all reasonable efforts to cause to be delivered to ATP, and retain no copies of, any documents, work papers and other materials obtained by PRI or on its behalf from ATP, whether so obtained before or after the execution hereof.

         (b) Any non-public information that ATP may obtain from PRI in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, ATP shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of PRI; provided that (i) ATP may use and disclose any such information once it has been publicly disclosed (other than by ATP in breach of obligations under this Section) or which rightfully has come into the possession of ATP (other than from PRI) and (ii) to the extent that ATP may become complied by Legal Requirements to disclose any of such information, ATP may disclose such information if it shall have used all reasonable efforts, and shall have afforded PRI the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, ATP shall use all reasonable efforts to cause to be delivered to PRI, and retain no copies of, any documents, work papers and other materials obtained by ATP or on its behalf from PRI, whether so obtained before or after the execution hereof.

         Section 5.6 PUBLICITY. PRI and ATP shall each consult with and obtain the consent of the other before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release of disclosure.


                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         Section 6.1 CONDITIONS TO ATP'S OBLIGATIONS. The obligations of ATP to consummate the transactions contemplated by this Agreement are subject to the following conditions:

         (a) Accuracy of Representations. The representations of PRI in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except as affected by the transactions contemplated hereby.

         (b) Performance of Agreements. PRI shall have performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before Closing.

         (c) Officers' Certificate. ATP shall have received a certificate executed by an executive officer of PRI, dated as of Closing, reasonably satisfactory in form and substance to ATP certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

         (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

         (e) Consents. ATP shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

         (f) Legal Matters Satisfactory to ATP's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related matters shall be reasonably satisfactory to and approved by ATP's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         Section 6.2 CONDITIONS TO PRI'S OBLIGATIONS. The obligations of PRI to consummate the transactions contemplated by this Agreement are subject to the following conditions:

         (a) Accuracy of Representations. The representations of ATP in this Agreement or in any Transaction Document shall be true and accurate (in all material respects) at and as of Closing with the same effect as if they were made at and as of Closing, except as afforded by the transactions contemplated hereby.

         (b) Performance of Agreements. ATP shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it at or before closing.

         (c) Officers' Certificate. PRI shall have received a certificate executed by an executive officer of ATP, dated as of Closing, reasonably satisfactory in form and substance to PRI, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

         (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not created by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

         (e) Consents. PRI shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

         (f) Legal Matters Satisfactory to PRI's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by PRI's counsel, and such counsel shall have been furnished with such copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                                    ARTICLE 7
                                 INDEMNIFICATION

         Section 7.1 INDEMNIFICATION BY ATP SHAREHOLDERS. From and after Closing, the ATP Shareholder set forth in Exhibit 7, who together with their subsidiaries, other corporate affiliates, and immediate families, are all the shareholders of the ATP Shares, all jointly and severally indemnify and hold harmless PRI, its officers, directors, employees, agents and representatives and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:

         (a) any representations and warranties of ATP in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

         (b) any failure by ATP to perform any of its covenants, agreements or obligations in this Agreement.

         Section 7.2 INDEMNIFICATION BY PRI. From and after the Closing, PRI shall indemnify and hold harmless ATP, its officers, directors, agents and representatives, and any person claiming by or through any of them as the case my be, from and against any and all losses and related expenses arising out of or resulting from:

         (a) any representations and warranties of PRI in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

         (b) any failure by PRI to perform any of its covenants, agreements or obligations in this Agreement.

         (c) all undisclosed abilities and obligations relating to, or arising out of activities of PRI during periods prior to Closing.

         Section 7.3 INDEMNIFICATION AGAINST THIRD PARTY CLAIMS. Promptly after receipt entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any Litigation with respect to any matter referred to Sections 7.1 or 7.2, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto, may provided that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any litigation is brought against any Indemnitee, the Indemnitor shall be entitled to participate in (and at the request of the Indemnitee shall assume) the defense thereof with counsel satisfactory to Indemnitee at the Indemnitor's expense. If the Indemnitor, at the Indemnitee's request, shall assume the defense of any settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

         Section 7.4 TIME AND MANNER OF CERTAIN CLAIMS. The representations and warranties of PRI and the ATP Shareholder in this Agreement shall survive Closing; provided, however, that neither PRI nor the ATP Shareholder shall have any liability under Section 7.1 or 7.2, respectively, unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after Closing, and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

         Section 7.5 EFFECT OF DE MINIMUS DAMAGE ON INDEMNITY BY PRINCIPAL SHAREHOLDERS. The ATP Shareholder shall have no indemnity obligations under this
Article 7 unless aggregate amount payable by it under this Article 7 is in excess of $10,000.

         Section 7.6 TAX EFFECT. In calculating amount payable to an Indemnitee hereunder (i) the amount of the indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and (ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.

                                    ARTICLE 8
                                   TERMINATION

         Section 8.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

         (a) at any time, by the mutual agreement of PRI and ATP.

         (b) by either PRI and ATP, if the other is in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

         (c) by either PRI or ATP upon written notice to the other, if the transactions contemplated by this Agreement are not consummated on or prior to October 31, 2003, for any reason other than material breach or default by such party of its respective representations, warranties, covenants, agreements or other obligations hereunder.

         (d) in the event of any Cease & Desist orders or other regulatory impediments placed upon PRI by government authorities such as the Securities and Exchange Commission or others.

         Section  8.2  EFFECT  OF  TERMINATION.   If  this  Agreement  shall  be
terminated, all obligations of the parties hereunder shall terminate, except for the obligations set forth in section 5.5, 5.6 and 9.3.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 EXPENSES. Each party shall pay its own expenses incurred as a result of this transaction.

         Section 9.2 WAIVER AND MODIFICATIONS. Any of the provisions of this Agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party. Any of the provisions of this Agreement (including the exhibits and the Agreement of Merger) may be modified at any time prior to and after the vote of the ATP Shareholders by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of the ATP Shareholders shall not be allowed, if in the judgment of the Board of Directors of ATP, it affects materially and adversely the benefits of ATP's Shareholders under this Agreement of Merger. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board of the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

         Section 9.3 FINDER COMMISSIONS. PRI and ATP each represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this Agreement or by the Agreement of Merger, other than set forth in Exhibit 9.3.

         Section 9.4 NOTICES. Any notice request, instruction or other documents to be given hereunder or under the Agreement of Merger by any part to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

         If to PRI, addressed to:

         Pacific Realm, Inc.
         Attn: Joseph Gutierrez, President
         13428 Maxella Avenue #322
         Marina del Rey CA 90292



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

         if to ATP, addressed to:

         AeroTelesis Philippines
         Attn: Eric Chan, President
         Level 35 UOB Plaza 1
         80 Raffles Place
         Singapore 048624

         Section 9.5 ABANDONMENT. At any time before the effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of PRI or the Board of Directors of ATP or both, notwithstanding approval of this Agreement by the ATP Shareholder or the PRI Shareholders or both.

         Section 9.6 ENTIRE AGREEMENT. This Agreement and Plan of Merger represents the entire agreement between the parties. Any and all oral or written agreements concerning this merger shall be deemed null and void.

         Section 9.6 GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

         Section 9.7 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.












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




         IN WITNESS WHEREOF, PRI and ATP, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.

                                        PACIFIC REALM, INC.



                                        By:/S/ Joseph Gutierrez
                                          ----------------------------
                                          Joseph Gutierrez, President


                                        Aero-Telesis Philippines Inc.



                                        By: /S/ Eric Chan
                                          ----------------------------
                                          Eric Chan, President


                                        CONSENT OF ATP SHAREHOLDER:

                                        AeroTelesis Ltd.


                                        By: /s/ William Chan
                                          ----------------------------
                                        William Chan, President


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